UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2022

Offerpad Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39641	85-2800538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2150 E. Germann Road, Suite 1

Chandler, Arizona 85286

(Address of principal executive offices) (Zip Code)

(844) 388-4539

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	OPAD	The New York Stock Exchange
Warrants to purchase Class A common stock, at an exercise price of $11.50 per share	OPADWS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Employment Agreement

On March 1, 2022, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Offerpad Solutions Inc. (the “Company”) approved, and the Company entered into, an employment agreement with Brian Bair (the “Employment Agreement”). Mr. Bair currently serves as the Company’s Chief Executive Officer under the prior offer letter between the Company and Mr. Bair, dated as of August 5, 2016 (the “Prior Offer Letter”). The Employment Agreement provides for Mr. Bair’s continued employment with the Company as the Company’s Chief Executive Officer, and supersedes and replaces the Prior Offer Letter in its entirety. The material terms and conditions of the Employment Agreement are summarized below.

The term of employment under the Employment Agreement is for three years, and will automatically renew for successive one-year periods, unless either party provides at least 45 days of advance written notice of the party’s intention not to renew the then-current term. Pursuant to the Employment Agreement, Mr. Bair is entitled to receive an annual base salary of $650,000 per year, pro-rated for partial years of employment and subject to annual review and increase by the Board or a subcommittee thereof in its discretion. In addition, Mr. Bair is eligible to participate in the health and welfare benefit plans and programs maintained by us for the benefit of our employees, as well as the paid-time-off programs maintained by us for the benefit of our executives generally.

Mr. Bair is eligible to earn annual cash performance bonuses, based on the achievement of individual and/or Company performance goals established by the Board and targeted at 100% of his then-current annual base salary. The payment of any annual bonus, to the extent any such bonus becomes payable, will be made no later than March 15 of the calendar year following the calendar year for which the Board certifies in writing that performance goals have been met; any such payment will be contingent upon Mr. Bair’s continued employment through the last day of the applicable calendar year.

In connection with entering into the Employment Agreement, Mr. Bair was granted two restricted stock unit awards under the Company’s 2021 Incentive Award Plan (the “2021 Plan”), with an aggregate dollar-denominated value targeted at approximately $6,000,000. Of such amount, (x) 25% was granted as a time-based Restricted Stock Unit award that vests based solely on the passage of time (the “Initial RSU Award”) and (y) the remaining 75% was granted as a performance-based Restricted Stock Unit award that vests based on the achievement of specified performance goals (the “Initial PSU Award” and, together with the Initial RSU Award, the “Initial Awards”). The material terms and conditions of the Initial Awards are described below in the section titled, “Equity Awards under 2021 Plan.”

In addition to the Initial Awards, for each calendar year during Mr. Bair’s employment term beginning with calendar year 2023, Mr. Bair will be eligible to receive an annual equity-based compensation award as determined by the Board (or a subcommittee thereof) from time to time. The target aggregate value of any such award will be (i) $6,000,000 for calendar year 2023 and (ii) determined by the Board (or a subcommittee thereof) for each calendar year following 2023.

Under the Employment Agreement, on a termination of Mr. Bair’s employment by the Company without “Cause” or by Mr. Bair for “Good Reason” (each, as defined in the Employment Agreement), in any case (a “Qualifying Termination”), Mr. Bair is eligible to receive the following severance payments and benefits:

(i)

(A) an amount equal to 1.0 multiplied by Mr. Bair’s then current base salary, payable in substantially equal installments in accordance with the Company’s normal payroll practices over 12 months following the date of termination; or (B) if such Qualifying Termination occurs within the period commencing three months prior to and ending one year following the date on which a Change in Control (as defined in the 2021 Plan) is consummated (a “CIC Termination”), an amount equal to 1.5 multiplied by the sum of Mr. Bair’s then current base salary and target bonus, generally payable in installments over 18 months following the date of termination or, if the CIC Termination occurs on or within one year following the Change in Control, in a single lump sum within 30 days following the date of termination;

(ii)

if such Qualifying Termination is a CIC Termination, an amount equal to the pro-rata portion of Mr. Bair’s annual bonus that would have otherwise been earned by Mr. Bair for the year in which the termination occurs (determined in accordance with the Employment Agreement and pro-rated based on the number of days Mr. Bair was employed by the Company during such year), payable no later than March 15 of the year following the year in which the termination occurs;

(iii)	Company-paid healthcare coverage and life insurance for up to 12 months (or, if such termination is a CIC Termination, 18 months) following the date of termination; and

(iv)

if such Qualifying Termination is a CIC Termination, the Initial RSU Award and any other then-outstanding unvested Company equity compensation award that vests solely based on time shall become fully vested on an accelerated basis as of the date of termination, and the Initial PSU Award and any other equity compensation awards that are subject to performance conditions shall be treated in accordance with the terms and conditions set forth in the applicable award agreement.

Mr. Bair’s eligibility to receive such severance payments and benefits upon a Qualifying Termination, as described above, is subject to his timely execution and non-revocation of a general release of claims in favor of the Company and continued compliance with restrictive covenants.

In addition, the Employment Agreement contains customary confidentiality and assignment of inventions provisions, as well as (i) standard non-compete and service provider/customer non-solicitation restrictions effective during employment and for 24 months thereafter and (ii) non-disparagement provisions, effective during employment and for 36 months thereafter. Further, the Employment Agreement includes a “best pay” provision under Section 280G of the Code, pursuant to which any “parachute payments” that become payable to Mr. Bair will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Code, whichever results in the better after-tax treatment to him.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of such agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

2022 Compensation

On March 1, 2022, the Committee approved increases to the 2022 annual base salaries and target bonus opportunities for the Company’s Chief Financial Officer (Michael Burnett), Chief Legal Officer (Benjamin Aronovitch) and Chief Operating Officer (Stephen Johnson), as set forth in the following table.

Name and Principal Position	2022 Base Salary	Annual Target Bonus Opportunity (as a percentage of base salary)
Michael Burnett.	$400,000	75%
Chief Financial Officer
Benjamin Aronovitch	$375,000	75%
Chief Legal Officer
Stephen Johnson.	$350,000	60%
Chief Operating Officer

Equity Awards under 2021 Plan

On March 1, 2022, the Committee also approved the grant of the Initial Awards to Mr. Bair, as well as an award of restricted stock units (“RSUs”) and an award of performance-based RSUs (“PSUs”) to each of Messrs. Burnett, Aronovitch and Johnson, in each case, pursuant to the 2021 Plan. The material terms of the awards are described below. Each equity award will be settled (to the extent vested) in shares of the Company’s Class A Common Stock, and covers the number of shares as set forth in the following table.

Name and Principal Position	Number of RSUs	Number of Target PSUs
Brian Bair.	372,208	1,116,625
Chief Executive Officer
Michael Burnett.	79,404	119,107
Chief Financial Officer
Benjamin Aronovitch	65,136	97,705
Chief Legal Officer
Stephen Johnson.	52,109	78,164
Chief Operating Officer

The Initial RSU Award is scheduled to vest with respect to one-third of the RSUs on each of the first three anniversaries of September 2, 2021, subject to Mr. Bair’s continued service through the applicable vesting date. In addition, the Initial RSU

Award is subject to accelerated vesting provisions in connection with a qualifying termination of employment, as described above in the section entitled, “CEO Employment Agreement.”

The RSU awards granted to each of Messrs. Burnett, Aronovitch and Johnson are scheduled to vest with respect to one-third of the RSUs on each of the first three anniversaries of March 1, 2022, subject to the applicable executive’s continued employment through the applicable vesting date.

The Initial PSU Award, as well as each of the PSU awards granted to Messrs. Burnett, Aronovitch and Johnson (together, the “PSU Awards”), will vest based on both (i) the achievement of pre-determined price per share goals over the period commencing on the 60th day prior to the first anniversary of the grant date and ending on (and including) the third anniversary of the grant date (the “Performance Period”); and (ii) the applicable executive’s continued employment or service through the end of the Performance Period (except as described below).

A percentage of the target number of PSUs subject to each PSU Award (“Target PSUs”) will become “earned PSUs” using straight line interpolation based on the achievement of applicable price per share goals during the Performance Period (the “Average Price Per Share Goal”), as set forth in the following table. Any earned PSUs as of the last day of the Performance Period will vest in full, subject to the applicable executive’s continued employment or service through such date.

Price Per Share Goals	Number of Earned PSUs
≥ $18.00	200% Target PSUs
$15.75	150% Target PSUs
$13.50	100% Target PSUs
$11.25	50% Target PSUs
< $11.25	0% Target PSUs

The share price is measured by averaging the Fair Market Value (as defined in the 2021 Plan) per share over any 60 consecutive calendar-day period during the Performance Period; however, upon a Change in Control (as defined in the 2021 Plan), the share price will be determined based on the price per share paid by an acquiror (or, as applicable, the implied value per share) in the transaction (the “CIC Price”). If the 60 calendar-day average share price as of the last day of the Performance Period is less than $10.00 per share (the “Minimum Share Price Goal”), then no more than 100% of the Target PSUs will vest, and any remaining earned PSUs automatically will be forfeited and terminated without consideration.

Under the award agreements, upon a Change in Control that is not a Non-Transactional Change in Control (as defined in the applicable award agreement), a number of PSUs will become “earned” (“Earned CIC PSUs”) based on the greater of (i) the CIC Price and (ii) greatest Average Price Per Share Goal attained prior to the Change in Control; provided, that if the CIC Price is less $10.00 per share, no more than 100% of the Target PSUs will be become Earned CIC PSUs. To the extent a PSU Award is assumed by the acquiror in connection with the Change in Control, any such Earned CIC PSUs will convert into a time-vesting award that, following the Change in Control, will remain outstanding and eligible to vest on the last day of the Performance Period, subject to the applicable executive’s continued employment or service through such date. To the extent the PSU Award is not so assumed, 100% of any Earned CIC PSUs will vest as of immediately prior to the Change in Control. Any PSUs that do not become Earned CIC PSUs as of the Change in Control will be forfeited and terminated.

In addition, on a Qualifying Termination of the applicable executive’s employment, then:

(i)

If such Qualifying Termination occurs within three months prior to a Change in Control (other than a Non-Transactional Change in Control), then, during such three-month period, the PSU Award will remain outstanding and eligible to vest in connection with such Change in Control, as described above. If, however, such Change in Control does not occur within such three-month period, the number of earned PSUs (if any), based on the greatest Average Price Per Share Goal attained as of the three-month anniversary of the date of termination will fully vest on an accelerated basis in an amount equal to the lesser of (x) such number of earned PSUs and (y) the number of Target PSUs; any such earned PSUs that do not fully vest in accordance with the foregoing shall remain outstanding and eligible to vest on the on last day of the Performance Period, subject to the attainment of the Minimum Share Price Goal.

(ii)

If such Qualifying Termination occurs on or following a Change in Control (other than a Non-Transactional Change in Control), any Earned CIC PSUs as of such termination will fully vest on an accelerated basis.

(iii)

If such Qualifying Termination occurs on or after a Non-Transactional Change in Control, the number of earned PSUs (if any), based on the greatest Average Price Per Share Goal attained prior to the date of termination, will fully vest on an accelerated basis.

If an executive experiences a termination of employment or service for any reason other than due to a Qualifying Termination, all PSUs subject to the PSU Award that are not then-vested in full (including any earned PSUs) automatically will be forfeited and terminated as of the date of termination without consideration.

Under the respective award agreements, each award is subject to forfeiture upon a breach of any restrictive covenants applicable to the executive, including, for Mr. Bair, those set forth in his Employment Agreement (as described above).

The foregoing description of the RSU and PSU awards does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable form of award agreement, copies of which are included as Exhibits 10.2 through 10.5 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are filed as part of this Report:

Exhibit	Description

10.1	Employment Agreement, dated March 1, 2022, by and between Brian Bair and Offerpad Solutions Inc.

10.2	Restricted Stock Unit Agreement, dated March 1, 2022, by and between Brian Bair and Offerpad Solutions Inc.

10.3	Performance-Based Restricted Stock Unit Agreement, dated March 1, 2022, by and between Brian Bair and Offerpad Solutions Inc.

10.4	Form of Restricted Stock Unit Agreement (under the 2021 Incentive Award Plan).

10.5	Form of Performance-Based Restricted Stock Unit Agreement (under the 2021 Incentive Award Plan).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Offerpad Solutions Inc.

Date: March 4, 2022	By:	/s/ Michael Burnett
	Name:	Michael Burnett
	Title:	Chief Financial Officer